UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Consent Statement

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☐ Definitive Consent Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

Scio Diamond Technology Corporation
(Name of Registrant as Specified In Its Charter)

Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey
Marsha C. Bailey
Kenneth L. Smith
Bernard M. McPheely
James Carroll
Robert M. Daisley
Michael McMahon
Ben Wolkowitz
Craig Brown
Ronnie Kobrovsky
Lewis Smoak

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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Bernard M. McPheely
303 Golden Wings Way
Greer, South Carolina 29650
Telephone: (864) 915-0912
E-mail: bernmcpheely@gmail.com

May 20, 2014

Edward S. Adams, Esq.	Theodorus Strous
2010 West 49th Street	411 University Ridge, Suite D
Minneapolis, MN 55409	Greenville, SC 29601
E-Mail: edwardsadams@yahoo.com	E-Mail: tstrous@yahoo.com

Robert C. Linares	Mike McMahon
P.O. Box 336	411 University Ridge, Suite D
Sherborn, MA 01770	Greenville, SC 29601
E-mail: bob_linar@hotmail.com	E-mail: mmcmahon@sciodiamond.com

Re:         Theodorus Strous Stock Award

Gentlemen:

We at Save Scio have read the Form 4 filed by Theodorus Strous filed on May 5, 2014.

The Form 4 states that the Company issued 375,000 shares to him on March 25, 2014 as compensation for service on a special committee of the Board, however neither the Form 4 nor any other filing by the Company explain what services Strous provided or the function of the special committee.  According to the Company’s filings, Strous previously received $25,000 and warrants to purchase 50,000 shares of stock to evaluate a report of the Company’s counsel, but no reference is made to any obligation to issue such a substantial block of shares to Mr. Strous at no cost.

This grant of stock equates to a value in the range of $93,750 (the market value on the date of the grant) to $187,500 at yesterday’s closing price of $0.50.  As you know, many of the Apollo Diamond stockholders who invested in the Company’s predecessor entity paid as much as $5.00 per share for their stock.  To our knowledge, the lowest price paid for stock purchased directly from the Company is $0.70 per share.  Considering the Company had product revenues of $93,915 last quarter, this is an awful lot of dilution for the sake of director compensation.  What did Strous do to justify a payment by the Company that is bigger than last quarter’s product revenues?  In particular, we demand that the details of the work performed and analysis provided be released to all stockholders to allow them to evaluate the value of the services provided.

We know the Board certainly has not been shy about granting themselves options, fees and bonuses (more than $400,000 in fees and bonuses and options to purchase 68,750 new shares to directors since August 5, 2011) in spite of multi-million dollar losses.  Without any further explanation from the Company it might appear this was simply a continuation of Adams’ modus operandi in awarding additional value to him and his Board.

Perhaps the work performed by Strous was worth almost $100,000, but perhaps it was not.  The stockholders simply have no way of knowing the answer as the Board has, thus far, refused to disclose the particulars of such dealings or allow the stockholders an opportunity to ratify or reject any such decisions through a stockholder meeting and vote.

The Board should put an end to all this and work with Save Scio to call a meeting of the stockholders soon that allows all stockholders a meaningful opportunity to decide who should lead the Company going forward and to have their say as to whether executive compensation is appropriate, as we’re entitled to do.

Sincerely,

Bernard M. McPheely

Additional Information

About Save Scio.  Save Scio is a group of concerned stockholders of Scio Diamond Technology Corporation (“Scio”) consisting of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, Kristoffer Mack, Paul Rapello, Glen R. Bailey and Marsha C. Bailey as joint tenants and Mr. Bailey in his individual capacity, Kenneth L. Smith, the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, James Carroll and the Guarantee & Trust Co. TTEE James Carroll r/o IRA, and Robert M. Daisley.  The details of our group, including names and share ownership, can be found on our Statement on Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, Amendment No. 1 filed with the Commission on March 24, 2014, Amendment No. 2 filed with the Commission on April 14, 2014, and Amendment No. 3 filed with the Commission on May 8, 2014.

SAVE SCIO INTENDS TO FILE WITH THE COMMISSION A DEFINITIVE CONSENT  STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT CONSENTS FROM THE STOCKHOLDERS OF SCIO IN LIEU OF A MEETING. ALL STOCKHOLDERS OF SCIO ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS FROM THE STOCKHOLDERS OF SCIO BY SAVE SCIO AND BEN WOLKOWITZ, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON (COLLECTIVELY, THE “PARTICIPANTS”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SCIO AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, SAVE SCIO WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEX A TO AMENDMENT NO. 1 TO THE SCHEDULE 14A FILED BY SAVE SCIO WITH THE SEC ON MAY 15, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Bernard M. McPheely, Save Scio, phone: (864) 915-0912; email: bernmcpheely@gmail.com.